The Tax-Exempt Fund of Maryland 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$10,599
Class B	$249
Class C	$1,044
Class F1	$745
Class F2	$427
Total	$13,064

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5472
Class B	$0.4336
Class C	$0.4265
Class F1	$0.5336
Class F2	$0.5751

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	19,903
Class B	438
Class C	2,656
Class F1	1,330
Class F2	815
Total	25,142

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.74
Class B	$15.74
Class C	$15.74
Class F1	$15.74
Class F2	$15.74

The Tax-Exempt Fund of Virginia 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$13,205
Class B	$229
Class C	$987
Class F1	$1,124
Class F2	$447
Total	$15,992

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5848
Class B	$0.4643
Class C	$0.4565
Class F1	$0.5708
Class F2	$0.6103

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	23,502
Class B	434
Class C	2,342
Class F1	1,931
Class F2	819
Total	29,028

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.65
Class B	$16.65
Class C	$16.65
Class F1	$16.65
Class F2	$16.65